THIRD AMENDMENT TO THE

PARTIAL FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of May 1, 2014, to the Partial Fund Administration Servicing Agreement, dated as of March 14, 2006, as amended February 28, 2007 and April 10, 2007, (the “Agreement”), is entered into by and among OHIO NATIONAL FUND, INC., a Maryland corporation, (the “Corporation”), OHIO NATIONAL INVESTMENTS, INC. (the “Adviser”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement shall be superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

OHIO NATIONAL FUND, INC.

By:	/s/ R. Todd Brockman

Name:	R. Todd Brockman

Title:	Treasurer

OHIO NATIONAL INVESTMENTS, INC.

By:	/s/ R. Todd Brockman

Name:	R. Todd Brockman

Title:	Treasurer

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael R. McVoy

Name:	Michael R. McVoy

Title:	Executive Vice President

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Amended Exhibit A

to the

Partial Fund Administration Servicing Agreement – Ohio National Fund, Inc.

at May 1, 2014

Fund Names

Separate Series of Ohio National Fund, Inc.

EQUITY PORTFOLIO

MONEY MARKET PORTFOLIO

BOND PORTFOLIO

OMNI PORTFOLIO

INTERNATIONAL PORTFOLIO

INTERNATIONAL SMALL COMPANY PORTFOLIO

CAPITAL APPRECIATION PORTFOLIO

AGGRESSIVE GROWTH PORTFOLIO

SMALL CAP GROWTH PORTFOLIO

MID CAP OPPORTUNITY PORTFOLIO

CAPITAL GROWTH PORTFOLIO

S&P 500 INDEX PORTFOLIO

HIGH INCOME BOND PORTFOLIO

STRATEGIC VALUE PORTFOLIO

NASDAQ-100 INDEX PORTFOLIO

BRISTOL PORTFOLIO

BRYTON GROWTH PORTFOLIO

BALANCED PORTFOLIO

TARGET VIP PORTFOLIO

BRISTOL GROWTH PORTFOLIO

RISK MANAGED BALANCED PORTFOLIO

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